EXHIBIT 10.55

THIS CHARGE is dated 28th day of October 2013

MADE BY:

GULFSTREAM CAPITAL PARTNERS, LTD, a company incorporated in Seychelles with limited liability and having its registered office at 1st Floor, #5 DEKK House, De Zippora Street, P.O. Box 456, Providence Industrial Estate, Mahe, Republic of Seychelles, facsimile number +(886) 2 2701-4140 (the “Chargor”).

IN FAVOUR OF:

XIN HUA, holder of PRC Identity Card Number 522501197702277338, of 37/F, 500 Chengdu North Road, Huangpu District, Shanghai, the People’s Republic of China (the “Chargee”).

WHEREAS:

(A)	China Motion Telecom (HK) Limited (the “Company”) is a company incorporated in Hong Kong with limited liability. As at the date of this Charge, the Company has an authorised share capital of HK$390,000,000 divided into 390,000,000 shares (each a “Share”) of HK$1.00 each in the capital of the Company, 378,467,031 Shares of which have been issued and are fully paid or credited as fully paid. As at the date of this Charge, the Chargor is the legal and beneficial owner of 378,467,031 Shares, representing the entire issued share capital of the Company.
(B)	By a loan agreement (the “Loan Agreement”) dated 28 October 2013 entered into between VELATEL GLOBAL COMMUNICATIONS, INC. (“VelaTel”), the holding company of the Chargor, and the Chargee, the Chargee has agreed to make available to VelaTel loan facilities in the principal amount of up to HK$26,540,637.45 (the “Loan”) subject to and upon the terms and conditions therein.
(C)	In consideration of the Chargee agreeing to make the Loan available to VelaTel, the Chargor has at the request of the Chargee agreed to enter into this Charge and charge the Charged Securities (as defined below) in favour of the Chargee subject to and upon the terms and conditions of this Charge.

NOW THIS CHARGE WITNESSES as follows:

1.	INTERPRETATION
1.1	Words and expressions defined in the Loan Agreements shall, unless otherwise specified, have the same meanings when used herein.
1.2	In this Charge (including the Recitals hereto), except where the context otherwise requires:

“Charged Securities” means the 378,467,031 Shares legally and beneficially owned by the Chargor, including all dividends paid or payable thereon and stocks and shares, rights, monies and property accruing or offered at any time by way of substitution, redemption, bonus, preference, option, exchange, dividend, distribution, scheme of arrangement or organisation or otherwise to the same or in respect thereof

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“Disposition” means any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, tenancy, licence, direct or indirect reservation, waiver, compromise, release, dealing with or in or granting of any option, right of first refusal or other right or interest whatsoever and include any agreement for any of the same and "Dispose" and "Disposal" shall be construed accordingly

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority of security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly

“Event of Default” means any event or circumstance described as such in Clause 12 of the Loan Agreement

“Secured Obligations” means the Loan and the total from time to time of all principal, interest, costs, fees, expenses, charges and other amounts payable by VelaTel or the Chargor pursuant to, under or in connection with the Loan Agreement and this Charge and including (without limitation):

(1)	the principal, interest, fees and all other amounts from time to time payable by VelaTel pursuant to, under or in connection with the Loan Agreement;
(2)	all costs, charges and expenses which may be incurred under or in connection with any other matter arising under or in consequence of this Charge (including legal expenses on a full indemnity basis); and
(3)	interest on all sums advanced and all other moneys payable hereunder at such rate as is applicable (both before and after judgment).

“this Charge” means this instrument, as originally executed or amended from time to time

“HK$” mean the lawful currency for the time being of Hong Kong

1.3	Except to the extent that the context requires otherwise, any reference in this Charge to:

(1)	any document shall include that document as in force for the time being and as amended in accordance with the terms thereof or with the agreement of the parties thereto;
(2)	any enactment shall include the same as from time to time re-enacted, amended, extended, consolidated or replaced; and
(3)	a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, unit or trust (in each case, whether or not having separate legal personality).

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1.4	The headings and table of contents in this Charge are inserted for convenience only and shall be ignored in construing this Charge. Unless the context otherwise requires, references in this Charge to the singular shall include the plural and vice versa and references to one gender shall include all genders. Unless otherwise stated, references in this Charge to Clauses are to the clauses of this Charge.
2.	CHARGING PROVISIONS
2.1	In consideration of the Chargee from time to time granting other forbearance, indulgence, time or concession for so long as the Chargee thinks fit to VelaTel pursuant to the Loan Agreement, the Chargor as legal and beneficial owner hereby charges by way of first fixed charge the Charged Securities to the Chargee as continuing security for the payment and discharge of the Secured Obligations.
2.2	The Chargor hereby undertakes that it shall forthwith upon signing this Charge deliver to the Chargee the following documents:
(1)	share certificate(s) in respect of the Charged Securities issued in the name of the Chargor;
(2)	undated instrument(s) of transfer in respect of the Charged Securities duly executed in blank by the Chargor;
(3)	undated bought and sold notes in respect of the Charged Securities duly executed in blank by the Chargor;
(4)	undated declaration of the Chargor that there is no loss of the share certificate(s) of the Charged Securities as referred to in sub-paragraph (1) above;
(5)	a duly executed letter of authorisation from each of the directors of the Company, substantially in the form set out in Schedule 1; and
(6)	undated letter of resignation of each of Tay Yong Lee, George Alvarez, Hung Chau Wai Peter resigning from their respective office as director of the Company.
2.3	The Chargor hereby undertakes that upon receipt of any further shares or securities of the Company or any dividends, rights, monies or property accruing or offered in respect of the Charged Securities or other securities of the Company, it shall forthwith deposit the same with the Chargee or its nominee, together with the relevant instruments of transfer in favour of the Chargee or any one or more of its nominees, or other applicable instrument of transfer acceptable to the Chargee, all duly executed or if required by the Chargee, in such form that the Chargee may complete the due execution thereof (which completion on behalf of the Chargor, the Chargor hereby expressly authorises and ratifies).
2.4	The Chargor hereby agrees that at any time after this security becomes enforceable, the Chargee may, at the cost of the Chargor, register the Charged Securities in the name of the Chargee or its nominee.

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3.	REPRESENTATIONS AND WARRANTIES
3.1	The Chargor hereby represents and warrants to the Chargee as follows:

(1)	it is the legal and beneficial owner of the Charged Securities free and clear of all Encumbrances and Dispositions and has good and marketable title thereto;

(2)	the Charged Securities are validly issued and, in relation to the Shares constituting the Charged Securities, are fully paid or credited as fully paid;

(3)	the Charged Securities are not liable to any call, assessment or demand of any kind save and except for the any option granted pursuant to Clause 3.3, and the Company has not granted any right or option whatsoever to call for the issue of any further shares in the Company.

(4)	it has full power, authority and right to charge the Charged Securities in the manner provided in this Charge free from all Dispositions and Encumbrances;

(5)	all necessary actions and authorisations under its constituent documents or, as the case may be, the laws and regulations governing its organisation and existence for it to enter into this Charge and to perform its obligations hereunder have been taken and obtained;

(6)	the execution, delivery and performance of this Charge by it will not exceed any power granted to it or violate in any respects any provisions of (a) any law or regulation or any order or decree of any governmental agency or court to which it is subject; (b) its constituent documents or any law or regulation governing its organisation and existence or any law or regulation governing its management and operation; or (c) any mortgage, charge, deed, contract or other undertaking or instrument to which it is a party or which is binding upon it or its assets, and the execution, delivery and performance of this Charge will not result in the creation or imposition of, or any obligation to create or impose, any Encumbrance on any of its assets save and except the Encumbrance created hereunder;

(7)	all governmental or other authorisations, approvals and consents required for or in connection with the execution, validity, enforceability or admissibility in evidence of this Charge have been obtained and all such authorisations, approvals and consents are in full force and effect;

(8)	this Charge constitutes its legal, valid and binding obligations and enforceable in accordance with its terms;

(9)	in any proceedings in relation to this Charge taken in the country of its incorporation and the relevant jurisdiction where it carries on its business or has assets, the choice of Hong Kong law should be recognised and enforced;

(10)	The Company has not issued or resolved or agreed to issue or granted any option or other right to acquire any shares or securities of the Company to any other person;

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(11)	it is generally subject to civil and commercial law and to legal proceedings and neither it nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process;

(12)	no litigation, arbitration or administrative proceeding is currently taking place or pending or threatened against the Chargor or its assets which if adversely determined would have a material adverse effect on the ability of the Chargor to perform its obligations under this Charge;

(13)	the Chargor will procure the Company and the board of the Company to approve the appointment of any nominee of the Chargee to be the director of the Company should the Chargee exercise its rights under this Charge;

(14)	the facts stated in the Recitals are true and correct in all respects; and

(15)	it is not necessary or advisable under any law to file, register or otherwise record this Charge in any public office or elsewhere or to pay any stamp, registration or similar tax on or in relation to this Charge in order to ensure the legality, validity, priority, enforceability, effectiveness or admissibility in evidence of this Charge.

3.2	The Chargor further represents and warrants to the Chargee that so long as part of the Secured Obligations remains outstanding, each of the representations and warranties set out in Clause 3.1 will be correct and complied with in all respects.
3.3	The Chargor hereby covenants with the Chargee that no option in respect of the whole or any part of the Charged Securities shall be granted to any person other than the Chargee without the prior written consent of the Chargee, which shall be given if there are unequivocal terms in the instrument granting such option to the effect that such option:
(a)	shall be subordinate to the option granted to the Chargee pursuant to the Option Deed (as defined in the Loan Agreement); and

(b)	shall not be exercisable prior to the full repayment of the Loan to the Chargee; and
(c)	shall be null and void upon the occurrence of any Event of Default as set out in Clause 12.1 of the Loan Agreement; and
(d)	contains no other terms which in effect would in anyway contradict, prevail or undermine the effect of the terms set out in sub-paragraphs (a), (b) and (c) above,

and the Chargor shall submit to the Chargee for approval the final draft of the deed of option for the grant of such option at least 7 days prior to the proposed date of execution of such deed of option, together with a written notice confirming (i) the identity of the grantee of such option; and (ii) the proposed date of execution of the relevant deed of option.

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4.	GENERAL COVENANTS
4.1	The Chargor hereby covenants with the Chargee that so long as part of the Secured Obligations remains outstanding, it will:

(1)	warrant and defend its title to and the security interest in the Charged Securities hereby created in favour of the Chargee against any and all claims of all persons whomsoever;

(2)	procure that at all times the Charged Securities are free from any restrictions on transfer;

(3)	punctually pay all calls or other payments due in respect of any of the Charged Securities and in case of default, the Chargee may (but shall not be obliged to), if it thinks fit, make any such payment on behalf of the Chargor and in which event the Chargor shall reimburse the Chargee on demand any reasonable sums so paid together with interest thereon at such rate of interest customarily charged by the Chargee for overdue sums which is for the time being notified to the Chargor (both before and after judgment) from the date on which payment was made up to the date of full repayment;

(4)	at its own expense, subscribe and pay for all rights, shares, options, warrants or securities of the Company from time to time offered to the Chargor or the Chargee by virtue of the holding of the Charged Securities;

(5)	pay to the Chargee upon demand, on a full indemnity basis, all costs and expenses and charges (including legal fees) incurred by the Chargee in connection with the perfection or preservation of the security created by this Charge or with the preservation, enforcement, exercise or attempted or intended exercise of any right, power or remedy hereunder and to pay interest thereon at such rate of interest as the Chargee may in its discretion from time to time charge and have notified to the Chargor (as well after as before judgment) from the date on which such expense or liability was incurred by the Chargee to the date of full payment, which until payment shall form part of the Secured Obligations;

(6)	duly perform, observe and comply with its obligations hereunder in all respects and in accordance with all laws and regulations applicable to the transactions contemplated hereby;

(7)	pay to the Chargee on demand all direct costs, charges and expenses (including legal fees) incurred by the Chargee, in connection with the perfection or preservation of the security created by this Charge together with interest thereon at such rate of interest customarily charged by the Chargee for overdue sums which is for the time being notified to the Chargor (both before and after judgment) calculated from the date on which the same are incurred by the Chargee up to the date of payment by the Chargor;

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(8)	promptly advise the Chargee in writing upon becoming aware of the occurrence of any event or any material adverse factor which may inhibit the Chargor in the performance of its obligations hereunder;

(9)	promptly upon becoming aware inform the Chargee of the occurrence of any Event of Default or potential Event of Default;

(10)	obtain and maintain all authorisations, approvals and consents to ensure that this Charge is and will remain in full force and effect and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations which may become necessary for the purposes stated herein;

(11)	ensure that at all times the claims of the Chargee against the Chargor hereunder will rank first in priority of payment and security against the claims of all its creditors;

(12)	promptly notify the Chargee of any notice or communication relating to this Charge, which may adversely affect the rights of the Chargee under the Loan Agreements as and when the Chargor receives the same;

(13)	do or permit to be done everything which the Chargee may from time to time require to be done for the purpose of enforcing the Chargee’s rights hereunder and will allow the name of the Chargor to be used as and when required by the Chargee for that purposes;

(14)	at all time remain the legal and beneficial owner of the Charged Securities unless the Chargee otherwise agrees in writing;

(15)	procure that the Company shall not issue or grant or resolve or agree to issue or grant any option or other right to acquire shares of the Company to any person other than the Chargee;

(16)	procure that the Company shall not propose or implement any financial and/or corporate restructuring, reorganisation, amalgamation or merger; and

(17)	procure that the Company will not declare or pay any dividend or make any other income distribution to its shareholders.

4.2	The Chargor further covenants with the Chargee that so long as any part of the Secured Obligations remains outstanding, without the prior written consent of the Chargee, it will not:

(1)	dispose of, create or permit to arise or subsist any Encumbrance over the Charged Securities or any part thereof or the equity of redemption thereof under this Charge; nor

(2)	declare or cause to be declared or paid to themselves any dividends, or demand or accept any payment from the Company by way of distribution, return of capital or otherwise howsoever in respect of any shares in the capital of the Company; nor

(3)	permit or agree to any variation of the rights attaching to any of the Charged Securities.

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4.3	If the Chargor defaults in performing its obligations under Clause 4.1(3) or 4.1(5), without prejudice to any rights of the Chargee, the Chargee may effect any such payment as may be required to be made by the Chargor or, as the case may be, subscribe to and pay for the rights or other issues and any money so paid by the Chargee shall be repaid on demand together with interest thereon at such rate of interest customarily charged by the Chargee for overdue sums which is for the time being notified to the Chargor (as well after as before judgment) from the date on which payment is made to the date of full repayment, which shall until payment form part of the Secured Obligations.
5.	DIVIDENDS, INTEREST AND VOTING RIGHTS
5.1	Any dividends, payments, interest or other amounts on or with respect to the Charged Securities shall be paid to the Chargee whether before or upon the security hereby constituted becoming enforceable and, shall be applied by the Chargee in discharge of the Secured Obligations and if received by the Chargor shall be paid over to the Chargee forthwith upon receipt and until such payment shall be held by the Chargor in trust for the Chargee. The Chargor shall, if requested by the Chargee, from time to time execute and deliver to the Chargee dividend and interest mandates in respect of the Charged Securities.
5.2	Until the security hereby constituted becomes enforceable, the Chargor or its nominee shall at any time at the discretion of the Chargor exercise any voting rights in respect of the respective Charged Securities to the exclusion of the Chargee provided that the Chargee is satisfied that any such exercise will not contravene any provision of this Charge or prejudice its interest in the Charged Securities.
5.3	Upon the security becoming enforceable and at any time thereafter, the Chargee or its nominee may (to the entire exclusion of the Chargor) at any time at the discretion of the Chargee exercise any voting rights in respect of the Charged Securities and all powers or rights given to the Chargee or its nominee as trustees by sub-sections (4) and (5) of section 11 of the Trustee Ordinance of Hong Kong in respect of securities subject to a trust and all powers or rights which may be exercised by the person in whose name the Charged Securities are registered.
6.	ENFORCEMENT OF SECURITY
6.1	The Chargee shall be entitled to declare all or any part of the security hereby created immediately enforceable on or at any time or times after a declaration is made by the Chargee pursuant to Clause 12.2 of the Loan Agreements.
6.2	Upon the security hereby constituted becoming enforceable and at any time thereafter, the Chargee may without prejudice to any of its rights under this Charge, to the exclusion of the Chargor, and without any notice to or further consent or concurrence by the Chargor exercise all rights including (i) procure the registration of all or any of the Charged Securities in the name of the Chargee or its nominee and the Chargee or its nominee shall enjoy all benefits attaching to the Charged Securities as if it were a sole beneficial owner thereof including without limitation the right to vote and to receive dividends (ii) sell or dispose of all or any part of the Charged Securities in such manner and for such consideration as the Chargee may, in its absolute discretion, think fit, and (iii) procure the documents executed in escrow given pursuant to this Charge to be completed.

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6.3	Upon the security hereby constituted becoming enforceable after the Chargee has given to the Chargor a notice of its intention to dispose of the Charged Securities, the Chargee shall be entitled to dispose of or appropriate to its own use and benefit (the last mentioned being treated as a sale at fair market value less costs incurred in such sale) the Charged Securities or any part thereof (provided that if it is by way of a judicial sale, the Chargee or its nominee may obtain leave to bid) by such method, upon such terms and for such consideration (whether payable or deliverable immediately or by installments) as the Chargee may in its absolute discretion determine with power to postpone any such Disposition and in any such case the Chargee may exercise any and all rights attaching to the Charged Securities as it in its discretion may determine and without being answerable for any loss occasioned by such Disposition or resulting from postponement thereof or the exercise of such rights. The Chargor shall not have any claim against the Chargee or its nominee in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Shares or any of them by deferring or advancing the date of such sale.
6.4	All monies received by the Chargee in respect of the Disposition by it of the Charged Securities or any part thereof or otherwise howsoever arising out of the exercise by the Chargee of its power hereunder shall be applied in or towards payment of the Secured Obligations in such order as the Chargee deems fit. If such proceeds are insufficient to discharge the Secured Obligations in full, then nothing contained in this Charge shall prejudice the rights of the Chargee against the Chargor or any other person under this Charge in respect of such deficiency. In connection with any proposed Disposition, the Chargor hereby waives all rights to confidentiality in respect of the Shares or business of the Company and its subsidiaries.
6.5	For the purpose of assisting the Chargee in the exercise of any rights conferred by this Clause 6, the Chargor hereby covenants that it will promptly execute such bought and sold notes, instruments of transfer, proxies and other documents as the Chargee may require and will procure the registration of transfers of the Charged Securities and the entry of the Chargee or such persons it may appoint in the register of members as the holder of the Charged Securities and give all necessary assistance to the Chargee in arranging the registration of the transfer of the Charged Securities to the Chargee or such persons it may appoint in the books of the Company and the entry of the Chargee or such persons it may appoint in the register of members of the Company as the holder of the Charged Securities.
7.	THIRD PARTIES DEALING WITH THE CHARGEE
7.1	The Chargor agrees that, upon any disposal of the whole or any part of the Charged Securities or rights which the Chargee shall make or purport to make under this Charge, a statement in writing signed by any director, officer or manager for the time being of the Chargee that the security constituted hereby is enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other persons to whom any of the Charged Securities or rights may be transferred. The purchaser or other person will take the Charged Securities or rights free of any right of the Chargor or any person claiming under it and the Chargor hereby undertakes to fully indemnify the Chargee and keep the Chargee fully indemnified against any claim which may be made against the Chargee by such purchaser or such other person by reason of any defect in its title to the Charged Securities or other rights.

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7.2	Upon any Disposition of the Charged Securities or any part thereof under Clause 6.3, the purchaser shall not be bound to see or enquire whether the power of Disposition of the Chargee has arisen in the manner herein provided and the Disposition shall be deemed to be within the power of the Chargee and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned or be in any way answerable therefor.
8.	FURTHER ASSURANCE
8.1	The Chargor agrees, at its own costs and expenses, to execute and do all assurances, acts, deeds and things as the Chargee may reasonably require, and procure other interested parties so to do, for protecting or perfecting the security over all or any part of the Charged Securities or for facilitating the realisation of all or any part of the Charged Securities and the exercise of all powers, rights, remedies, authorities and discretions vested in the Chargee. The Chargor shall, in particular, execute all transfers and assurances of all or any part of the Charged Securities whether to the Chargee or to its nominees or purchasers and give all notices, orders and directions which the Chargee may think expedient.
9.	POWER OF ATTORNEY
9.1	As continuing security for the discharge of the Secured Obligations and the performance of its obligations hereunder, the Chargor hereby irrevocably appoints the Chargee and any officer from time to time nominated by the Chargee, each with full power of substitution and each with full power to act alone, to be its attorneys and in its name and on its behalf to sign, seal and deliver or otherwise execute and do all such assurances, deeds, acts, documents and things (whether as their own act or deed or otherwise) which, in the opinion of the Chargee, it should execute or do pursuant to any of the terms of this Charge or for the purpose of giving the Chargee the full benefit of this Charge and the security hereby created and generally to use its name in the exercise of all or any of the powers conferred on the Chargee hereunder.
9.2	The Chargor hereby ratifies and confirms and covenants to ratify and confirm whatever such attorneys shall lawfully do or cause to be done by virtue of Clause 9.1.
10.	RELEASE
10.1	As soon as reasonably practicable after the discharge of the Secured Obligations (including provision for contingent liabilities in such manner and of such amount as may be determined by the Chargee in its absolute discretion) and all obligations and liabilities under this Charge but subject to the rights of any other person which have arisen as a result of the exercise by the Chargee of any of its powers, rights and remedies hereunder and the rights of any third party, the Chargee shall take all steps that may be necessary to release and discharge the Charged Securities from the security hereby created and where appropriate, transfer the Charged Securities to the Chargor or as the Chargor may direct and release the Chargor from the terms of this Charge.

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10.2	Any release, discharge or transfer as mentioned in Clause 10.1 shall be in such form as the Chargee shall approve and shall be made at the cost and expense of the Chargor. On any release of any of the Charged Securities, the Chargee shall return the identical securities which were deposited, lodged, held or transferred.
10.3	Any release, discharge or settlement between the Chargor and the Chargee shall be conditional upon no security, disposition or payment to the Chargee by the Chargor or any other persons being avoided or reduced pursuant to any reason or ground whatsoever including without limitation any provisions or enactments relating to bankruptcy, liquidation or insolvency and in the event of any such avoidance or reduction, the Chargee shall be entitled to enforce the provisions of this Charge against the Chargor subsequently as if such release, discharge or settlement had not occurred.
10.4	Clause 10.1 shall apply only in respect of such number of the Charged Securities as remains after the exercise of the rights, powers and remedies of the Chargee in the event of the security conferred by this Charge becoming enforceable and shall not in any way restrict or be construed so as to restrict such rights, powers and remedies.
11.	NATURE OF SECURITY
11.1	The security created by this Charge is in addition to and not in substitution for and shall not in any way affect or be affected by any other security or guarantee which the Chargee may now or at any time hold or take from VelaTel, the Chargor or any other person in respect of the Secured Obligations and the obligations and liabilities under this Charge.
11.2	The security created by this Charge shall not be considered satisfied or discharged by any intermediate payment or satisfaction of the whole or part of the Secured Obligations but shall be a continuing security and shall extend to cover any sum which shall for the time being constitute the balance due or expressed to be due from VelaTel to the Chargee in respect of the Secured Obligations.
11.3	For the purpose of enabling the Chargee to sue or claim from VelaTel the full amount of the Secured Obligations and the obligations and liabilities of VelaTel or to preserve intact the liability of VelaTel or any other person, the Chargee may at any time place and keep for such time as it may think prudent any amounts received, recovered or realised under this Charge or as a result of the exercise of any right conferred herein to and in a separate or suspense account to the credit of the Chargor or of such other person or transaction as it shall in its unfettered discretion think fit.
12.	MISCELLANEOUS
12.1	This security and the rights of the Chargee hereunder shall not be affected by any act, omission, fact, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Chargor from its obligations hereunder, including, without limitation, and whether or not known to the Chargee:

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(1)	any time or indulgence granted to VelaTel, the Chargor or any other person;

(2)	the taking, variation, compromise, renewal or release of, or refusal or failure to perfect or enforce or realise any rights, remedies or securities against VelaTel, the Chargor or any other person;

(3)	any want of authority by any person purporting to act on behalf of VelaTel, the Chargor or any other person;

(4)	any amendment to, or variation of the terms of this Charge;

(5)	the Chargor or VelaTel or any other person not being or ceasing to be legally liable for discharging any obligation or liability undertaken or purported to be undertaken on its behalf;

(6)	the illegality, invalidity or unenforceability of or any defect in any provision of this Charge;

(7)	the lapse or expiry of applicable limitation period;

(8)	the absorption, amalgamation, reconstruction or reorganisation or other change in the constitution of the Company or any other person;

(9)	the winding-up, liquidation or dissolution of VelaTel, the Company, the Chargee, the Chargor or any other person; and

(10)	any other act, omission, event of thing whatsoever which but for this provision would or might afford an equitable defence to a surety or otherwise operate to discharge, impair or affect the obligations or liabilities of the Chargor hereunder.

12.2	This Charge shall continue to be effective or, as the case may be, shall be reinstated if at any time payment of any sums paid to the Chargee or hereunder must be rescinded or otherwise repaid or restored by the Chargee upon the bankruptcy, liquidation, reorganisation or otherwise of VelaTel or the Chargor (whether as a fraudulent preference or otherwise).
12.3	For the purpose of discharging any Secured Obligations or of paying any moneys into a suspense account, the Chargee may convert any moneys received, recovered or realised by the Chargee under or pursuant to this Charge from their existing currency of denomination into the currency of the Secured Obligations and any such conversion shall be made at the open market selling rate of exchange for the currency of the Secured Obligations against the existing currency.
12.4	No payment to the Chargee under this Charge pursuant to any judgment or order of any court or otherwise shall operate to discharge any obligation or liability of VelaTel or the Chargor in respect of which it was made unless and until payment in full shall have been received in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of the amount of such obligation or liability expressed in that currency, the Chargee shall have a further separate cause of action against VelaTel and the Chargor for the recovery of the amount of the shortfall.

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12.5	The Chargor undertakes on demand fully and effectually to indemnify and at all times keep indemnified the Chargee against any claim, demand, action, proceeding, liability, loss, damage, penalty, interest, cost, charge or expense, legal or otherwise, taken, made, threatened, sustained or incurred by or against the Chargee for anything done, permitted or omitted in the exercise or purported exercise of any of the powers of the Chargee or the Receiver under or pursuant to this Charge.
12.6	Save as may be expressly provided herein to the contrary, time is of the essence of this Charge. No failure or delay on the part of the Chargee to exercise any power, right or remedy under this Charge shall operate as a waiver thereof nor shall a waiver by the Chargee of any particular default by the Chargor affect or prejudice the power, right or remedy of the Chargee in respect of any other default or any subsequent default of the same or a different kind nor shall any single or partial exercise by the Chargee of any power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The powers, right and remedies provided in this Charge are not exclusive of any power, right and remedies but are cumulative and in addition to every other power, right and remedy now or hereafter existing at law, in equity, by statute or contract or otherwise.
12.7	If at any time any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision shall in any way be affected or impaired thereby.
12.8	The Chargor hereby undertakes that it shall, entirely at its own expense, immediately upon demand by the Chargee make, execute, do and perform, or cause or procure to be made, executed, done and performed, by it and/or use its best endeavours to procure to be made, executed, done and performed by other necessary parties (if any), all such further acts, agreements, assignments, assurances, bills, contracts, deeds, documents, evidences of indebtedness, indemnities instruments, letters, loan notes, notices, powers of attorney, promissory notes, receipts, securities, undertakings, matters and things as the Chargee shall reasonably require to perfect or improve the security afforded or created, or intended to be afforded or created by this Charge.
12.9	A certificate of the Chargee of the amount of the Secured Obligations outstanding and due at any time hereunder shall, in the absence of manifest error, be binding and conclusive on the Chargor.
13.	ASSIGNMENT
13.1	This Charge shall be binding on and shall enure to the benefit of the parties and their respective executors, administrators, successors and assigns provided that the Chargor may not Dispose of its rights or obligations hereunder without the prior written consent of the Chargee.

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13.2	The Chargee may at any time without the consent of or notice to the Chargor assign its rights and benefits hereunder or any part thereof to anyone. Such assignee shall have the same rights and benefits and/or obligations against the Chargor under this Charge as if it were an original party thereto in respect of its rights and benefits and/or obligations assigned to it. The Chargee may disclose to a potential assignee or any other person proposing to enter into contractual arrangements with it in relation to this Charge such information about the Chargor as it may think fit.
14.	INDEMNITY
14.1	Independently of any other terms, conditions and stipulations herein, the Chargor agrees that if, for any reasons whatsoever, its obligations under any of the provisions hereof is or becomes or proves to be unenforceable or shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, it shall grant to the Chargee a complete indemnity and will pay to the Chargee all sums necessary to make good and to compensate the Chargee for all losses, damages, costs, legal fees, disbursements and liabilities suffered or incurred by the Chargee as a direct or indirect result of such illegality, invalidity or unenforceability.
15.	COSTS AND EXPENSES
15.1	All costs and expenses, including, but not limited to, fees and disbursements of legal advisors, counsel, financial advisors and/or accountants engaged by the Chargee, incurred in connection with the preparation and negotiation of this Charge and any other related documents and any transaction contemplated by such documents, shall be borne solely by the Chargor.
16.	NOTICES
16.1	Save as otherwise provided herein, all notices or other communications required or permitted hereunder:

(1)	shall be in writing and may be sent by postage prepaid mail (by airmail if to another jurisdiction), facsimile or personal delivery;

(2)	shall be sent to the relevant party at the facsimile number or address from time to time designated by that party to the other party, the initial facsimile number and address so designated by each party is set out under its name on the first page of this Charge;

(3)	if sent by the Chargor shall be irrevocable but shall not be effective until actually received by the Chargee;

(4)	if sent to the Chargor shall be deemed to have been given or made to and received by the Chargor (a) within three days after the date of posting, if sent by mail; (b) when delivered, if delivered by hand; and (c) on despatch, if sent by facsimile; and

(5)	shall be in the English language.

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16.2	The Chargor hereby irrevocably appoints Lawrence Lo of Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong as its agent to accept service of legal process out of the courts of Hong Kong in connection with this Charge. The Chargor further agrees to maintain a duly appointed agent in Hong Kong to accept service of process out of the courts of Hong Kong and to keep the Chargee informed of the name and address of such agent. Service on Lawrence Lo (or such other agent as shall have been notified by the Chargor in writing) shall be deemed to be service on the Chargor.
17.	LAW AND JURISDICTION
17.1	This Charge shall be governed by and construed in accordance with the laws of Hong Kong.
17.2	The Chargor hereby irrevocably submits to the jurisdiction of the courts of Hong Kong and of any country in which it has assets and hereby irrevocably waives any objection to any proceedings in any such courts on the basis of forum non-conveniens. The Chargor agrees that a judgment in any proceedings brought in any such courts may be enforced in any other jurisdiction by suit on the judgment or in any other manner permitted by law.
17.3	The Chargor hereby consents to the service of process out of the courts of Hong Kong by the mailing of a copy or notice thereof by postage prepaid mail to the address of the Chargor from time to time designated by the Chargor to the Chargee pursuant to Clause 16.1(2) and confirms that failure by the Chargor to receive such copy or notice shall not prejudice due service.
17.4	The submission in Clause 17.2 is non-exclusive and the Chargee reserves the right to proceed in any other jurisdiction having or claiming or accepting jurisdiction in respect thereto.

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Schedule 1

Form of Authorisation Letter

Date:

To:         Xin Hua

I, [ ], refer to the share charge (the “Share Charge”) dated 28 October 2013 and made by Gulfstream Capital Partners, Ltd. as chargor in favour of Xin Hua as chargee in relation to the shares of China Motion Telecom (HK) Limited (the “Company”). Unless otherwise stated herein, terms used in this letter shall have the same meanings as stated in the Share Charge.

I hereby authorise you to date the resignation letter on my behalf at any time on or after the occurrence of an Event of Default and to submit the same on my behalf to the secretary, board of directors and/or any other authorised representative of the Company and, if applicable, its subsidiaries. I acknowledge, agree and confirm that upon such dating and submission, I shall cease to be an officer and/or director of the Company and each subsidiary thereof, and I shall not accept any re-appointment in respect thereto without your prior written consent. This authorisation is irrevocable.

Yours faithfully

_______________________

Name:

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IN WITNESS whereof the Chargor has executed this Charge the day and year first above written

Executed as a Deed and SIGNED by Colin Tay, its director for and on behalf of Gulfstream Capital Partners, Ltd. in the presence of:	) ) ) ) ) ) ) ) )	/s/ Colin Tay

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